EX-99.906CERT

CERTIFICATION

Michael J. Boyle, President and Chief Executive Officer, and Joanne E. Boyle, Chief Financial Officer of The Boyle Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer

Chief Financial Officer

The Boyle Fund

The Boyle Fund

/s/Michael J. Boyle

/s/Joanne E. Boyle

Michael J. Boyle

Joanne E. Boyle

Date: September 6, 2005

Date: September 6, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Boyle Fund and will be retained by The Boyle Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.